                                                                    EXHIBIT 99.6

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                          COMMERCIAL REAL ESTATE LOANS

                               SEPTEMBER 30, 1996

                                    OUTSTANDING BALANCE OF COMMERCIAL REAL ESTATE LOANS
                         ---------------------------------------------------------------------------
         YEAR OF           0-    750K-  1,000K- 2,000K- 3,000K- 4,000K- 5,000K-                % OF
       ORIGINATION        749K   999K   1,999K  2,999K  3,999K  4,999K  5,999K  6,000K+ TOTAL  TOTAL
       -----------       ------  -----  ------- ------- ------- ------- ------- ------- ------ -----
                                                   (DOLLARS IN MILLIONS)
1996.................... $  0.5  $  --   $  --   $  --   $  --   $  --   $ --    $  --  $  0.5   0.1%
1995....................    1.5     --      --      --      --      --     --       --     1.5   0.3
1994....................    3.8    1.8     5.2      --      --     5.0     --     28.3    44.1   8.9
1993....................    3.3    0.9      --      --      --      --     --       --     4.2   0.9
1992....................    0.8     --     1.3      --     6.8      --     --      7.7    16.6   3.3
1991....................    0.2     --      --      --      --      --     --       --     0.2    --
1990....................    0.7     --      --      --      --      --     --       --     0.7   0.1
1989....................   16.7     --     1.0     2.1      --      --     --      7.7    27.5   5.5
1988....................   61.4   17.7    22.6     2.2     7.0     9.0     --       --   119.9  24.1
1987....................   55.4   14.1    29.2    10.3    10.1      --    5.2       --   124.3  25.1
1986....................   49.3    8.3    11.8     5.0      --     4.6     --       --    79.0  15.9
1985....................   23.6    9.3    11.3     2.0      --      --     --       --    46.2   9.3
1984....................    4.4     --     1.2     2.8      --      --     --       --     8.4   1.7
1983....................     --    0.8      --      --      --      --     --     10.6    11.4   2.3
1982....................     --     --      --      --      --      --     --       --      --    --
1981....................     --     --      --      --      --      --     --       --      --    --
Prior to 1981...........   12.6     --      --      --      --      --     --       --    12.6   2.5
                         ------  -----   -----   -----   -----   -----   ----    -----  ------ -----
 Total ................. $234.2  $52.9   $83.6   $24.4   $23.9   $18.6   $5.2    $54.3  $497.1 100.0%
                         ======  =====   =====   =====   =====   =====   ====    =====  ====== =====
% of Total..............   47.3%  10.6%   16.8%    4.9%    4.8%    3.7%   1.0%    10.9%
                         ======  =====   =====   =====   =====   =====   ====    =====
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